Exhibit 21


                          SUBSIDIARIES OF CROWN BOOKS




                                                       State of Incorporation
                                                       ----------------------
          Crown Books West Corporation     (100%)             Delaware
          Crown Books East Corporation     (100%)             Delaware
          Crown Books National Corporation (100%)             Delaware
          Crown DHC Corporation            (100%)             Delaware
          Super Crown Books Corporation    (100%)             Delaware